     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         -----------------------------

                              SIEBEL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

                         -----------------------------


      DELAWARE                                           94-3187233
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                         -----------------------------

                            1855 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                    (Address of principal executive offices)
                         -----------------------------

                            SCOPUS TECHNOLOGY, INC.
                           1995 DIRECTOR OPTION PLAN

                            SCOPUS TECHNOLOGY, INC.
                             1991 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                THOMAS M. SIEBEL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              SIEBEL SYSTEMS, INC.
                            1855 SOUTH GRANT STREET
                          SAN MATEO, CALIFORNIA 94402
                                 (650) 295-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ----------------------------

                                   Copies to:
                              ERIC C. JENSEN, ESQ.
                               COOLEY GODWARD LLP
                              3000 SAND HILL ROAD
                             BUILDING 3, SUITE 230
                       MENLO PARK, CALIFORNIA 94025-7116
                                 (650) 843-5000
                          ----------------------------

     This Registration Statement will become effective immediately upon filing with the Securities and Exchange Commission. Sales of the registered securities will begin as soon as reasonably practicable after the effective date of this Registration Statement.

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                               PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES TO BE           AMOUNT TO BE              OFFERING PRICE PER          AGGREGATE OFFERING        AMOUNT OF
     REGISTERED                     REGISTERED (1)                 SHARE (2)                  PRICE (1)          REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $.001)                                                                                         $1911

1991 Scopus Stock Option Plan         3,513,000                     $ 1.39                 $4,883,070

1995 Scopus Director Plan                62,000                     $25.67                 $1,591,540

(1) This Registration Statement shall cover any additional shares of Common Stock which become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Company's outstanding Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the price at which the options may be exercised.
     The price per share and aggregate offering price is based upon the weighted average exercise price pursuant to Rule 457(h) of the Securities Act, of the options assumed as follows:

     Options to purchase 62,000 shares of Siebel Systems, Inc. Common Stock issued pursuant to the 1995 Director Option Plan at an average exercise price of $25.67 per share.

     Options to purchase 3,513,000 shares of Siebel Systems, Inc. Common Stock issued pursuant to the 1991 Stock Option Plan at an average exercise price of $1.39 per share.

                                       2.

The shares registered hereunder will be issued upon the exercise of stock options assumed by Siebel Systems, Inc., a Delaware corporation (the "Registrant"), pursuant to that certain Agreement and Plan of Merger and Reorganization among the Registrant, Syracuse Acquisition Sub, Inc. and Scopus Technology, Inc ("Scopus"), dated March 1, 1998. These options were originally granted to directors of Scopus under Scopus' 1995 Director Option Plan and to employees and consultants under Scopus' 1991 Stock Option Plan.

                                       3.

                                    PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 (File No. 0-20725), including all material incorporated by reference therein;

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 0-20725), including all material incorporated by reference therein;

     (c) The Registrant's Current Report on Form 8-K (File No. 0-20725), dated March 31, 1998;

     (d) The Registrant's Current Report on Form 8-K (File No. 0-20725), dated May 19, 1998; and

     (e) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 0-20725).

     All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP ("Cooley Godward"). As of the date of the Prospectus, certain members and associates of Cooley Godward own an aggregate of 28,446 shares of Common Stock. In addition, James C. Gaither, a director and the Secretary of the Company and a partner of Cooley Godward, owns 119,314 shares of Common Stock and has options to purchase 44,000 shares of Common Stock. Eric C. Jensen, a partner of Cooley Godward, is an Assistant Secretary of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

     The Registrant's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such an injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER  DESCRIPTION

 4.1 Restated Certificate of Incorporation of the Registrant, as amended to date./1/

 4.2    Bylaws of the Registrant./2/

 4.3    Specimen Stock Certificate./2/

 4.4 Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996./2/

 5.1    Opinion of Cooley Godward LLP./3/

23.1    Consent of KPMG Peat Marwick LLP, Independent Auditors. /3/

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney is contained on the signature pages. /3/

99.1    Scopus Technology, Inc. 1995 Director Option Plan. /3/

99.2 Form of option agreement under the Scopus Technology, Inc. 1995 Director Option Plan. /3/

99.3    Scopus Technology, Inc. 1991 Stock Option Plan. /3/

99.4 Form of option agreement under the Scopus Technology, Inc. 1991 Stock Option Plan. /3/
--------------------------------------------------------------------------------
/1/     Incorporated by reference to the Registrant's Registration Statement on
                Form S-8 (No. 333 07983), as amended.

/2/     Incorporated by reference to the Registrant's Registration Statement on
                Form S-1 (No. 333-03751), as amended.

/3/     Filed herewith.

ITEM 9.  UNDERTAKINGS.

   A.  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 21st day of May, 1998.


                                 SIEBEL SYSTEMS, INC.



                                 By:  /s/ Thomas M. Siebel
                                    ---------------------------------
                                    Thomas M. Siebel
                                    Chairman of the Board of Directors and Chief
                                    Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas M. Siebel and Howard H. Graham, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                       TITLE                                   DATE
               ---------                                       -----                                   ----
          /s/ Thomas M. Siebel                     Chairman of the Board of                        May 21, 1998
----------------------------------------           Directors and Chief Executive
        Thomas M. Siebel                           Officer
                                                   (Principal Executive Officer)

          /s/ Howard H. Graham                     Senior Vice President Finance                   May 21, 1998
----------------------------------------           and Administration and Chief
        Howard H. Graham                           Financial Officer
                                                   (Principal Financial and
                                                   Accounting Officer)

          /s/ Eric E. Schmidt                      Director                                        May 21, 1998
----------------------------------------
        Eric E. Schmidt

          /s/ James C. Gaither                     Director                                        May 21, 1998
----------------------------------------
        James C. Gaither

          /s/ George T. Shaheen                    Director                                        May 21, 1998
----------------------------------------
        George T. Shaheen

          /s/ Charles R. Schwab                    Director                                        May 21, 1998
----------------------------------------
        Charles R. Schwab

          /s/ A. Michael Spence                    Director                                        May 21, 1998
----------------------------------------
        A. Michael Spence

                                 EXHIBIT INDEX

EXHIBIT
NUMBER  DESCRIPTION

 4.1 Restated Certificate of Incorporation of the Registrant, as amended to date./1/

 4.2    Bylaws of the Registrant./2/

 4.3    Specimen Stock Certificate./2/

 4.4 Restated Investor Rights Agreement, dated December 1, 1995, between the Registrant and certain investors, as amended April 30, 1996 and June 14, 1996./2/

 5.1    Opinion of Cooley Godward LLP./3/

23.1    Consent of KPMG Peat Marwick LLP, Independent Auditors. /3/

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1    Power of Attorney is contained on the signature pages. /3/

99.1    Scopus Technology, Inc. 1995 Director Option Plan. /3/

99.2 Form of option agreement under the Scopus Technology, Inc. 1995 Director Option Plan. /3/

99.3    Scopus Technology, Inc. 1991 Stock Option Plan. /3/

99.4 Form of option agreement under the Scopus Technology, Inc. 1991 Stock Option Plan. /3/
--------------------------------------------------------------------------------
/1/     Incorporated by reference to the Registrant's Registration Statement on
                Form S-8 (No. 333 07983), as amended.

/2/     Incorporated by reference to the Registrant's Registration Statement on
                Form S-1 (No. 333-03751), as amended.

/3/     Filed herewith.